Internal Draft - Preliminary Analysis Discussion Materials 9 August 2008 Project Rubicon Exhibit (c)

Internal Draft - Preliminary Analysis
Table of Contents
Project Rubicon
2
Section 1 Review of Results / Budget
Section 2
Trading Review
Section 3 Premiums Paid In Precedent Transactions
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Internal Draft - Preliminary Analysis
Project Rubicon
3
Section 1
Review of Results / Budget
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Internal Draft - Preliminary Analysis
Public Guidance - 1Q Actual
Delivered on Jan. 25 1Q
Net Interest Income 0% 5%
Non-interest Income (2%) - (4%) (8%)
(1)
Non-interest Expense ($MM) $425 $410
(2) (3)
Provision for Credit Losses ($MM) $20 $80
EPS $0.94 - $0.99 $0.79
Average Shares (MM) 139                            138
Average Non-interest Bearing Deposits (3%) - (5%) (4%)
Average Total Loans 1% - 2% 4%
Public Guidance vs. Actual Performance – 1Q’08
Milano Missed 1 Quarter EPS Guidance
Project Rubicon
REVIEW OF RESULTS / BUDGET
4
Notes
1. Excluding the Visa gain recorded in 1Q
2. Excludes the write down of goodwill in 1Q related to the assessment of the valuation of the insurance brokerage business
3. Includes expenses of the insurance brokerage business and excludes provision for losses on off-balance sheet commitments in 1Q
• Milano missed its 1 quarter
public guidance in several
important areas
– Non-interest income
– Provision
– EPS
X
X
X
Source Company Filings, Earnings Call Transcript
st
st
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Internal Draft - Preliminary Analysis
Public Guidance vs. Actual Performance – 2Q’08
Milano Missed 2 Quarter EPS Guidance
Project Rubicon
REVIEW OF RESULTS / BUDGET
5
Notes
1. For continuing operations basis (excludes gain on the sale of the insurance brokerage business in 2Q and the related write down of goodwill in 1Q)
2. Excluding the Visa gain recorded in 1Q
3. Excluding MasterCard recorded gain in 2Q
4. Excludes provision for losses on off-balance sheet commitments in 2Q
• Milano missed its 2 quarter
guidance on provision and EPS
X
X
Source Company Filings, Earnings Call Transcript
nd
nd
Public Guidance - 2Q
(1)
Actual
Delivered on Apr. 24 2Q
Net Interest Income 6% 11%
Non-interest Income 6% - 8% 6%
(2) (3)
Non-interest Expense ($MM) $410 - $415 $414
(4)
Provision for Credit Losses ($MM) $60 - $80 $100
EPS $0.95 - $1.05 $0.94
(3)
Average Shares (MM) 138 138
Average Non-interest Bearing Deposits 1% - 2% 2%
Average Total Loans 4% 7%
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Internal Draft - Preliminary Analysis
2008E / 2007A
(1)
Milano
Management Avg. Analyst Variance Variance
Base Case Models
(2)
to Analysts Peers
(3)
to Peers
Net Interest Income 18% 18% 0% 7% 11%
Non-interest Income 1% (1%) 2% 9% (7%)
Non-interest Expense 6% 7% 1% 5% (1%)
Actual Provision ($MM) 302 347 (45) - -
Growth 273% 328% (55%) 224% 49%
EPS
(4)
5% (7%) 12% (42%) 47%
Average Loans 17% 15% 1% 10% 6%
Average Deposits 4% 4% 0% 9% (5%)
Sharecount (1%) (1%) 0% 0% (1%)
Projected Growth
2008 Estimates
Project Rubicon
REVIEW OF RESULTS / BUDGET
6
Notes
1. 2007A based on restated historical financials from Milano’s forecast materials
2. Except where otherwise noted based on research analyst models available (7 analysts) as of 8/8/08
3. Based on available analyst research reports for Peers which include banks $4Bn -$15Bn in market value as of 4/25/08; excludes NCC, HBAN, pending acquisition targets and banks headquartered in Puerto Rico
4. Average analyst figure based on IBES EPS
• Street expectations for Milano
basically in-line except for 2008
credit provision which drives
lower EPS estimate
• Milano’s forecast for 2008 net
interest income and balance
sheet growth significantly more
optimistic than Street
expectations for peers
• Analyst peer forecasts more
consistent with recessionary
environment
Source FactSet; SNL, Milano Projections, Wall Street Research
X
X
X
X
X
X
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Internal Draft - Preliminary Analysis
2009E / 2008E Milano
Management Avg. Analyst Variance Variance
Base Case Models
(1)
to Analysts Peers
(2)
to Peers
Net Interest Income 4% 7% (3%) 6% (2%)
Non-interest Income 4% 2% 2% 5% (2%)
Non-interest Expense 3% 5% 2% 5% 1%
Actual Provision ($MM) 180 331 (151) - -
Growth (40%) (4%) (36%) (14%) (26%)
EPS
(3)
33% 16% 17% 26% 7%
Average Loans 14% 10% 4% 5% 9%
Average Deposits 12% 5% 7% 4% 7%
Sharecount (9%) 0% (9%) 2% (10%)
Projected Growth
2009 Estimates
Project Rubicon
REVIEW OF RESULTS / BUDGET
7
• Milano estimates significantly
more optimistic than analysts
and / or peers in several
categories
– Provision
– EPS
– Loan and deposit growth
• Significant repurchases in
Management Case vs. none
expected in Street Case
– Expectation for banks to build
capital not increase leverage
• Analyst peer forecasts more
consistent with recessionary
environment
Notes
1. Except where otherwise noted, based on research analyst models available (7 analysts) as of 8/8/08
2. Basedonavailableanalyst research reports forPeers whichincludebanks $4Bn -$15Bninmarket value as of 4/25/08; excludes NCC, HBAN,pending acquisition targets and banks headquartered in Puerto Rico
3. Average analyst figure based on IBES EPS
Source FactSet; SNL, Milano Projections, Wall Street Research
X
X
X
X
X
X
X
X
X
X
X
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Internal Draft - Preliminary Analysis
Project Rubicon
8
Section 2
Trading Review
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Δ
	↑
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	↑
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	↑
	↑
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	↑

	Δ
	↑
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Morgan Stanley

Internal Draft - Preliminary Analysis
2009 Analyst Estimates 2008 Analyst Estimates
$3.84
Milano Analyst EPS Outlook
As of 8/8/08
Project Rubicon
TRADING REVIEW
9
Notes
1. Per Milano Earnings Release on July 21, 2008
2. Excluded from IBES mean
0.71
1.05
1.14
1.28
0.50 0.70 0.90 1.10 1.30 1.50
3Q
4Q
Quarterly Research Estimates
Detail
Source FactSet (IBES)
Average
3.50
4.50
5.50
6.50
7.50
1/1/06 7/1/06 1/1/07 7/1/07 1/1/08 8/8/08
FY08
2008 IBES Estimates
EPS ($)
Source FactSet (IBES) Source FactSet (IBES)
Source FactSet (IBES) Source FactSet (IBES)
Milano ’08 Public Guidance:
$4.20 - $4.45
(1)
3.50
4.50
5.50
6.50
7.50
1/1/06 7/1/06 1/1/07 7/1/07 1/1/08 8/8/08
FY09
2009 IBES Estimates
EPS ($)
$6.75
$4.46
$5.59
0.90
1.00
1.10
1.20
1.30
1.40
6/29/07 9/28/07 12/31/07 3/31/08 8/8/08
3Q 4Q
3Q / 4Q IBES Estimates
EPS ($)
Source FactSet (IBES)
$1.06
$1.26
$1.16
$1.31
• Variance in analyst EPS
estimates remains at all-time
highs
– $1.06 and $1.78 spread from
low to high estimate for 2008
and 2009, respectively
• IBES currently excludes 5
estimates from the 2008 EPS
mean due to accounting
differences
– Difference is $3.94 (all) vs.
$3.84 (subset)
– All estimates included for
2009
Milano
Guidance
Date of '08 EPS Since
Broker Report ($) Last Rpt.
Morgan Stanley 7/31/08 3.95
BMO
(2)
7/24/08 3.90
RBC
(2)
7/23/08 4.07
Merrill Lynch 7/23/08 3.08
Lehman Brothers
(2)
7/23/08 4.06
Ladenburg
(2)
7/23/08 4.14
JP Morgan 7/23/08 4.11
Fox-Pitt 7/23/08 4.05
Credit Suisse 7/23/08 4.00
Miller Tabak
(2)
7/22/08 4.02
Reported IBES 3.84
Average 3.94
Range 3.08 -4.14
Range / Avg. (%) 26.9
'09 EPS Since '08-'09
Broker ($) Last Rpt. Growth (%)
Morgan Stanley 4.43 12.2
BMO 4.30 10.3
RBC 4.75 16.7
Merrill Lynch 3.30 7.1
Lehman Brothers 4.65 14.5
Ladenburg 5.08 22.7
JP Morgan 4.80 16.8
Fox-Pitt 4.60 13.6
Credit Suisse 4.40 10.0
Miller Tabak 4.29 6.7
Reported IBES 4.46 16.2
Average 4.46 13.3
Range 3.30 -5.08
Range / Avg. (%) 39.9
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Internal Draft - Preliminary Analysis
Milano Median 12-Month Price Target is $45
Project Rubicon
TRADING REVIEW
10
Source Bloomberg
Source Bloomberg
($)
Discount Rate
Price Target 11.00% 12.50% 14.00%
High 61           55           54           54
Median 45           41           40           39
Low 35           32           31           31
Implied Current Value Analyst Price Target
Note
1. As of report date
Price
(1)
Since Target
Broker Date ($) 2Q Earnings ($)
Landenburg 7/23/08 50.84 61.00
Lehman Brothers 5/8/08 53.14 60.00
RBC 7/22/08 50.44 50.00
Morgan Stanley 7/31/08 53.72 50.00
BMO 8/7/08 54.68 40.00
Credit Suisse 7/21/08 48.81 40.00
Fox-Pitt 4/25/08 53.02 38.00
Merrill Lynch 7/21/08 48.81 35.00
Range 35.00 - 61.00
Median 45.00
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Internal Draft - Preliminary Analysis
20
30
40
50
60
4/25/08 5/13/08 5/29/08 6/16/08 7/2/08 7/24/08 8/8/08
Milano
Peers
(2)
Regional Banks
(3)
Stock Price Performance
Since Initial Contact (1)
Indexed to Milano ($)
$57.25
(31%)
(6%)
+8%
Project Rubicon
TRADING REVIEW
Recent Stock Price Performance
Notes
1. 4/25/08
2. Peers include banks $4Bn -$15Bninmarket value as of4/25/08; excludes NCC, HBAN,pending acquisition targets and banksheadquartered in PuertoRico
3. KRX index of top 50 regional banks and thrifts
11
Source FactSet
Source FactSet
$58.00
25
50
75
100
125
8/8/07 10/8/07 12/8/07 2/8/08 4/8/08 6/8/08 8/8/08
Milano
Peers
(2)
Regional Banks
(3)
Relative Stock Price Performance
Last 12 Months
Indexed to 100%
0%
(55%)
(25%)
• Milano is up 8% since initial
contact was made on 4/25
– Peers and regional banks are
down 31% and 6%,
respectively
• Over the last 12 months, Milano
is flat vs. down 25% for regional
banks and down 55% for peers

Internal Draft - Preliminary Analysis
4
8
12
16
4/25/08 5/13/08 5/30/08 6/17/08 7/3/08 7/21/08 8/8/08
Milano Peers
(3)
Regional Banks
(4)
Next Twelve Months P/E (1)
Since Initial Contact (2)
x
Project Rubicon
TRADING REVIEW
Price / Earnings Multiples have been Extremely Volatile
12
Source FactSet (IBES)
Source FactSet (IBES)
13.5x
12.9x
Notes
1. As of 8/8/08
2. 4/25/08
3. Peers include banks $4Bn -$15Bninmarket value as of4/25/08; excludes NCC, HBAN,pending acquisition targets and banksheadquartered in PuertoRico
4. KRX index of top 50 regional banks and thrifts
13.8x
Source FactSet (IBES)
6
10
14
18
8/8/03 2/8/04 8/8/04 2/8/05 8/8/05 2/8/06 8/8/06 2/8/07 8/8/07 2/8/08 8/8/08
Milano Peers
(3)
Regional Banks
(4)
Next Twelve Months P/E (1)
x
Source FactSet (IBES)
Since Initial Contact
(2)
Regional
x Milano Peers
(3)
Banks
(4)
High 14.3 12.9 13.8
Low 8.8 6.7 8.7
Avg. 11.8 10.1 12.1
Current 13.5 12.9 13.8
Next Twelve Months P/E (1)
13.5x
12.9x
13.8x
Regional
x Milano Peers
(3)
Banks
(4)
5-Yr. Avg. 12.4 12.9 14.4
3-Yr. Avg. 12.3 12.4 13.9
1-Yr. Avg. 11.7 10.4 12.6
At Initial Contact
(2)
12.9 11.0 12.9
Current 13.5 12.9 13.8
Next Twelve Months P/E (1)

Internal Draft - Preliminary Analysis
Most Bank Stocks Driven By Changes in EPS Estimates
Project Rubicon
TRADING REVIEW
13
Notes
1. Peers include banks $4Bn -$15Bninmarket value as of4/25/08; excludes NCC, HBAN,pending acquisition targets and banksheadquartered in PuertoRico
2. KRX index of top 50 regional banks and thrifts
Source FactSet
(1)
(2)
’08 & ’09 IBES EPS Change Stock Price Change
(26)
(8)
(4)
(32)
(12)
2
(40) (30) (20) (10) 0 10
Peers
Regional Banks
Milano
(31)
(6)
8
EPS Estimates and Price Change
4/25/08 to 8/8/08
%
4/25/08 to 8/8/08
EPS Estimates
2008 2009 Price
Peers
(1)
(26%) (32%) (31%)
Regional Banks
(2)
(8%) (12%) (6%)
Milano (4%) 2% 8%
EPS Est. & Price Change
Source FactSet (IBES)
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Internal Draft - Preliminary Analysis
Comparable Companies Analysis
(1)
Trading Analysis
Project Rubicon
TRADING REVIEW
14
Notes
1. Market data as of 8/8/08; financial information as of most recent quarter available
2. Peers include banks $4Bn -$15Bninmarket value as of4/25/08; excludes NCC, HBAN,pending acquisition targets and banksheadquartered in PuertoRico
3. KRX index of top 50 regional banks and thrifts median
2008 Price / Earnings
x
Source FactSet
Price / Book Value
x
Source FactSet; SNL
Price / Tangible Book Value
x
Source FactSet; SNL
14.9 14.0 15.1
13.5 14.0 14.5 15.0 15.5
Milano Peers
(2)
Regional Banks
(3)
1.8
1.1 1.8
1.0 1.2 1.4 1.6 1.8 2.0
Milano
Peers
(2)
Regional Banks
(3)
1.7
0.8 1.2
0.0 0.5 1.0 1.5 2.0
Milano Peers
(2)
Regional Banks
(3)
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Internal Draft - Preliminary Analysis
TRADING REVIEW
Comparable Companies Analysis
(1)
Financial Performance
Project Rubicon
15
Source SNL, press releases
Notes
1. Peers include banks $4Bn -$15Bninmarket value as of4/25/08; excludes NCC, HBAN,pending acquisition targets and banksheadquartered in PuertoRico
2. Comparable companies sorted by market cap
3. Core income definedasnetincomebefore extraordinary items less the after-tax portion of investmentsecurities andnonrecurringitems.The assumed tax rateis 35%
4. Adjusted for $1.0Bn after-tax charges associated with leveraged lease tax litigation
5. Excludes NCC and HBAN
6. KRXindex oftop50 regional banksand thrifts median
2Q'08
Profitability Capital Asset Quality
Assets
Core
(3)
Net Interest Efficiency Tang. Eq Tier 1 LLR / LLR / NPAs / Lns NCOs /
$Bn ROA (%) ROE (%) Margin (%) Ratio (%) Ratio (%) Ratio (%) Loans (%) NPAs (%) + OREO (%) Loans (%)
Milano 61         0.87            11.2            3.74            59.4            7.2              8.0              1.14            234             0.5              0.27
National City 154       (4.55)          (40.1)          2.97            76.2            8.9              11.1            2.97            110             2.7              2.53
Fifth Third 115       (0.67)          (7.8)            3.04            57.3            6.3              8.5              1.83            72               2.5              1.61
M&T Bank 66         1.00            10.1            3.39            52.4            5.0              7.8              1.58            126             1.3              0.80
KeyCorp 102       (4.32)          (51.8)          3.32
(4)
NM 7.0              8.5              1.83            117             1.6              2.69
Comerica 66         0.28            3.6              2.91            63.0            7.5              7.4              1.28            89               1.4              0.86
Marshall & Ilsley 64         (2.48)          (22.6)          3.14            59.3            6.9              NA 2.05            84               2.4              3.21
Zions 55         0.77            7.7              4.18            56.7            6.0              7.5              1.31            79               1.7              0.67
Huntington 55         0.81            7.1              3.29            54.2            5.7              8.8              1.64            75               2.4              0.63
Median
(5)
(0.20)          (2.1)            3.23            57.3            6.6              7.8              1.71            86               1.6              1.24
Regional Banks
(6)
0.81            7.6              3.62            59.2            6.5              10.2            1.29            92               1.2              0.49
Comparable Companies Analysis (2)

Internal Draft - Preliminary Analysis
TRADING REVIEW
Comparable Companies Analysis
(1)
Market Performance
Project Rubicon
Notes
1. Market dataas of8/8/08; financialinformation as ofmost recent quarteravailable; peersincludebanks $4Bn - $15Bn in market value as of 4/25/08; excludes NCC, HBAN, pending acquisition targets and banks headquartered in Puerto Rico
2. Change from estimate on 1/1/07
3. 2008E IBES EPS divided by assets (ROA) or equity (ROE) per share
4. Pro forma for pending conversion of 1.3Bn shares of common stock
5. Excludes NCC and HBAN
6. KRX index of top 50 regional banks and thrifts median
16
Source FactSet (IBES)  and SNL
As of 8/8/08 and 2Q'08
Price/
Market 52wk High '08 EPS '09 EPS Book Tang. Book Dividend '08 EPS
(2)
'09 / '08 EPS Long Term Est. ROA
(3)
Est. ROE
(3)
Cap ($Bn) (%) x x x x Yield (%) Change (%) Growth (%) Growth (%) (%) (%)
Milano 7.9             (6.3)           14.9           12.8           1.7             1.8             3.6             (24.3)         16.2           6.5             0.87           11.3
National City
(4)
10.5           (83.8)         NM NM 0.6             0.8             0.8             NM NM 9.0             NM NM
Fifth Third 9.1             (61.9)         21.8           12.6           0.8             1.4             3.8             (77.1)         73.3           5.9             0.36           3.9
M&T Bank 8.4             (34.3)         13.4           12.6           1.3             2.7             3.7             (34.6)         6.3             5.5             0.95           9.6
KeyCorp 5.8             (67.7)         NM 11.0           0.7             0.9             6.3             NM NM 5.3             NM NM
Comerica 4.7             (47.2)         14.6           11.6           0.9             1.0             8.4             (58.4)         26.2           5.3             0.49           6.4
Marshall & Ilsley 4.2             (56.4)         NM 10.9           0.6             1.0             7.8             NM NM 7.4             NM NM
Zions 3.4             (60.0)         10.7           8.4             0.7             1.2             5.4             (55.0)         26.9           7.7             0.59           6.4
Huntington 2.9             (59.1)         7.0             6.7             0.5             1.1             6.8             (43.8)         4.4             5.4             0.74           7.1
Median
(5)
(58.2)         14.0           11.3           0.8             1.1             5.8             (56.7)         26.5           5.7             0.54           6.4
Regional Banks
(6)
(33.2)         15.1           13.3           1.2             1.8             4.1             (36.2)         15.6           7.5             0.91           9.2
Comparable Companies Analysis

Internal Draft - Preliminary Analysis
TRADING REVIEW
Dividend Discount Model Analysis
IBES
Project Rubicon
17
Notes
1. As of 8/8/08
2. Based on research analyst models available (7 analysts) as of 8/8/08
Base Case Assumptions
• Consensus IBES ‘08 EPS of $3.84 and ’09 EPS of $4.46
(1)
– IBES long-term EPS growth rate of 6.5% applied to 2010 onwards
– 2008 & 2009 assets based on research analyst models average
(2)
– Long-term asset growth in 2010 onwards is 4.5%
– Assumes no share repurchases
• Targeted tangible common ratio of 7.0%
– Excess capital returned to shareholders
– 5.0% pre-tax cost of excess equity distributions
• Cash flows projected out until 2013
• Terminal value calculated in 2013 based on terminal multiple range of 11.0x to 13.0x
• Discount rate range assumed as 11% to 14%
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Internal Draft - Preliminary Analysis
Net Present Value per Share Ranges
Project Rubicon
TRADING REVIEW
18
• Net present values use
assumptions on previous page
except as noted
Net Present Value per Share
($) Discounted to 6/30/08
Scenario Range Change
Base Case - Previous Page
$46 - $58 -
Base Case - Tangible Common Ratio of 6.5%
$49 - $61 +$3
Base Case - Tangible Common Ratio of 6.0%
$51 - $63 +$5
Base Case - 2010+ EPS Growth Rate of 8%
(1)
$47 - $60 +$1 - +$2
Base Case - 2010+ EPS Growth Rate of 10%
(1)
$49 - $63 +$3 - +$5
Note
1. 2010+ asset growth rate of 2% less than EPS growth rate
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Internal Draft - Preliminary Analysis
Project Rubicon
19
Section 3
Premiums Paid In Precedent Transactions
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Internal Draft - Preliminary Analysis
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
Precedent Observations
Project Rubicon
20
•
28 minority buy-in deals greater than $500MM since 2000
– Median deal size: $1,339MM
– Median ownership of buyer: 67%
– Median percentage sought: 33%
– Median premium to market: 20.8%
•
12 financial institution minority buy-in deals greater than $250MM since
1995
– Median deal size: $1,128MM
– Median ownership of buyer: 63%
– Median percentage sought: 37%
– Median premium to market: 25.1%
• Vatican/Rome currently own
65% of Milano and seek to
purchase the remaining 35%

Internal Draft - Preliminary Analysis
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
Nationwide Mutual / Nationwide Financial Services
Merger Agreement Reached – Pending Shareholder Approval
21
•
Nationwide Mutual to acquire remaining 34% of Nationwide Financial
Services
– Announced: 3/10/08 subject to negotiations
– Merger agreement announced on 8/7/08
– Structure: Merger
– Consideration: Cash
– Parent owns 66%
– Initial offer price: $47.20
– Initial premium: 24% on $37.93
– The day of announcement the stock closed at $47.72 – up 24%
– Final offer price: $52.25 – 11% bump from initial offer
– Final premium: 38%
– Deal value: $2.50Bn
Source Company Filings

Internal Draft - Preliminary Analysis
NFS Relative Price Performance
Since Offer
Project Rubicon
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
22
Note
1. Peers include MET, PRU, LNK, GNW, TMK, PL and PNX
30
35
40
45
50
55
3/7/08 3/27/08 4/15/08 5/2/08 5/21/08 6/10/08 6/27/08 7/17/08 8/8/08
NFS
Peers
(1)
S&P 500 Initial Offer Final Offer
Stock Price Performance Since Offer
Indexed to NFS
$
Source FactSet
• Price performance since offer
– NFS: 35%
– Peers (1) : (3%)
– S&P 500: 0%
$51.15
(0%)
(3%)
$47.20
$52.25
+35%
8/6/08: $46.45
8/7/08: Merger
agreement
announced
L:\FIG_NY\DEPT_ONLY\BANK\COMPANY\MUFG\0802 -Project Rubicon\PowerPoint\8-7-08 Meeting\8-7-08 Meetingv4.ppt\A2XP\07 AUG 2008\9:37 PM\22

Internal Draft - Preliminary Analysis
Date Trans. Initial Initial Final Price per Premium to Premium to Premium to Premium to
Announced Target Acquiror Value ($MM) Consideration Ownership (%) % Sought Premium (%) Premium (%) Share ($) 1 Wk. Avg. (%) 4 Wk. Avg. (%) 3 Mo. Avg. (%) 52-Wk. High (%)
3/10/2008
Nationwide Financial Services
(2)
Nationwide Mutual 2,450 Cash 66 34 24.4 37.8 52.25 27.6 23.7 22.1 (19.1)
7/17/2007 Alfa Corp Alfa Mutual Group 890 Cash 55 45 15.8 44.7 22.00 44.5 39.5 30.7 10.8
1/24/2007 21st Century Insurance AIG 931 Cash 57 43 19.0 32.6 22.00 33.9 26.1 30.1 22.6
11/20/2006 TD Banknorth Toronto-Dominion Bank 3,232 Cash 55 45 2.1 6.5 32.33 7.1 8.8 9.9 3.2
9/1/2005 7-Eleven Seven-Eleven Japan 1,301 Cash 73 27 14.7 32.3 37.50 32.8 26.3 20.0 7.9
2/21/2005 Eon Labs Novartis 989 Cash 65 35 1.2 11.0 31.00 9.8 18.2 17.1 (30.3)
1/17/2005 UnitedGlobalCom Liberty Media International 3,488 Mix 53 47 (9.4) (2.3) 9.42 0.4 (0.5) 10.9 (11.2)
1/10/2005 Fox Entertainment News Corporation 5,978 Stock 82 18 7.4 15.3 36.01 15.4 15.4 19.7 11.9
8/2/2004 Cox Communications Cox Enterprises 8,390 Cash 62 38 16.0 26.0 34.75 24.0 24.1 17.4 (5.4)
10/6/2003 UGC Europe United GlobalCom 1,352 Stock 67 33 9.8 25.6 67.57 26.6 21.1 20.3 11.7
6/3/2002 Expedia USA Interactive 3,636 Stock 58 42 7.5 54.6 55.25 43.0 40.2 53.3 31.5
6/3/2002 Hotels.com USA Interactive 1,237 Stock 62 38 7.5 42.8 68.40 36.3 27.5 15.6 (0.9)
6/3/2002 Ticketmaster USA Interactive 841 Stock 63 37 7.5 24.6 26.65 21.5 17.3 4.5 (11.1)
2/15/2002 NRG Energy Xcel Energy 673 Stock 74 26 15.0 18.7 11.87 22.1 4.0 (17.9) (67.4)
2/5/2002 Intimate Brands Limited 1,645 Stock 82 18 6.1 11.6 19.53 12.6 20.4 32.6 7.0
6/4/2001 Liberty Financial Liberty Mutual 536 Cash 66 34 0.7 0.7 33.70 0.4 (2.1) (16.3) (28.6)
2/15/2001 Westfield America Westfield America Trust 598 Cash 56 44 9.9 12.5 16.25 12.7 12.9 17.2 5.3
9/21/2000 Hertz Ford Motor 734 Cash 81 19 23.7 46.4 35.50 43.7 29.5 18.5 (30.1)
8/30/2000 AXA Financial AXA-UAP 9,400 Mix 60 40 2.4 4.6 54.63 8.9 18.8 33.1 4.6
8/15/2000 Infinity Broadcasting Viacom 13,649 Stock 62 38 13.6 19.2 42.03 16.3 17.6 22.2 2.8
8/14/2000 BHC Communication News Corporation 888 Mix 76 24 16.4 16.4 165.00 11.3 10.6 9.6 (2.4)
7/9/2000 Life Technologies Invitrogen 1,444 Mix 72 28 22.4 22.4 60.00 20.2 21.0 18.2 9.1
3/27/2000 Hartford Life Hartford Fin Svcs 1,325 Cash 80 20 8.6 24.7 50.50 28.4 44.1 32.4 (8.2)
3/21/2000 Travelers Property Casualty Citigroup 2,449 Cash 85 15 23.2 24.5 41.95 29.9 32.2 25.2 1.5
3/16/2000 Vastar Resources BP Amoco 1,576 Cash 80 20 12.5 31.5 83.00 34.9 50.2 49.0 18.7
3/8/2000 Thermo Instrument Systems Thermo Electron 832 Stock 89 11 2.3 2.3 20.40 11.4 15.2 41.6 2.3
2/22/2000 IXnet Global Crossing 877 Stock 72 28 18.1 18.1 62.01 22.4 41.2 92.9 18.1
2/14/2000 Carelnsite Healtheon / WebMD 1,884 Stock 67 33 1.3 5.3 71.50 2.7 (2.3) 1.8 (14.2)
Median 1,339 67 33 9.8 20.8 21.8 20.7 19.8 2.6
Average 2,615 69 31 10.7 21.8 21.5 21.5 22.6 (2.1)
Range (9.4) - 24.4 (2.3) - 54.6 0.4 - 44.5 (2.3) - 50.2 (17.9) - 92.9 (67.4) - 31.5
Minority Buy-In Transactions (Deals of $500MM or more since 2000)
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
Precedent Minority Buy-In Transactions
Deals Greater than $500MM since 2000
Project Rubicon
23
(1) (1)
Notes
1. Premium to closing price prior to announcement
2. Transaction pending
3. Merger agreement was reached with price of $33.44 subject to minor adjustments; final price was adjusted to $33.70 at close and is used to calculate premium
Source Company filings, Thomson Financial and FactSet
(3) (3)

Internal Draft - Preliminary Analysis
U.S. Financial Services Deals >$250MM Since 1995
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
Precedent FIG Minority Buy-In Transactions
Deals Greater than $250MM since 1995
Project Rubicon
24
(1) (1)
Source Company Filings, Thomson Financial and FactSet
Notes
1. Premium to closing price prior to announcement
2. Transaction pending
3. Merger agreement was reached with price of $33.44 subject to minor adjustments; final price was adjusted to $33.70 at close and is used to calculate premium
4. Acquiror offered $36.00 in a tender offer; subsequently, the offer was increased to $39.50 and is used to calculate premium
(3) (3)
(4)
Initial Final Premium / Premium / Premium / Premium /
Acquiror Name Date Announced Target Name
Size
($MM) % Bought Back
Premium
(%)
Premium
(%)
1 Week
Avg (%)
4 Week
Avg (%)
3 Month
Avg (%)
52-Wk. High
(%)
Nationwide Mutual
(2) 03/10/08 Nationwide Financial 2,450 34 24.4 37.8 27.6 23.7 22.1 (19.1)
Alfa Mutual Group 07/17/07 Alfa Corp 890 45 15.8 44.7 44.5 39.5 30.7 10.8
AIG 01/24/07 21st Century Ins 931 43 19.0 32.6 33.9 26.1 30.1 22.6
Toronto-Dominion Bank 11/20/06 TD Banknorth 3,232 45 2.1 6.5 7.1 8.8 9.9 3.2
Toronto-Dominion Bank 10/10/01 TD Waterhouse 403 11 45.2 53.2 50.2 49.8 15.7 (47.0)
Liberty Mutual 06/04/01 Liberty Financial 536 34 0.7 0.7 0.4 (2.1) (16.3) (28.6)
AXA 08/30/00 AXA Financial 9,400 40 2.4 4.6 8.9 18.8 33.1 4.6
Hartford Fin Svc 03/27/00 Hartford Life 1,325 20 8.6 24.7 28.4 44.1 32.4 (8.2)
Citigroup 03/21/00 Travelers P&C 2,449 15 23.2 24.5 29.9 32.2 25.2 1.5
Zurich Versicherungs 01/13/97 Zurich Reinsurance 319 34 17.1 28.5 29.1 25.2 27.4 20.6
Allmerica Financial 12/17/96 Allmerica P&C 817 41 1.8 15.8 14.0 14.1 13.6 8.2
Berkshire Hathaway 08/25/95 GEICO 2,349 47 25.6 25.6 24.2 24.9 24.6 18.4
Median 1,128 37 16.4 25.1 28.0 25.0 24.9 3.9
Average 2,092 34 15.5 24.9 24.9 25.4 20.7 (1.1)
Range 0.7 - 45.2 0.7 - 53.2 0.4 - 50.2 (2.1) - 49.8 (16.3) - 33.1 (47.0) - 22.6

Internal Draft - Preliminary Analysis
Matrix
Project Rubicon
PREMIUMS PAID IN PRECEDENT TRANSACTIONS
25
Source FactSet (IBES), SNL
As of 8/8/08
Offer Price ($)
Metric 50.00 52.00 54.00 56.00 58.00 60.00 62.00 64.00 66.00
Implied Premiums
Current $57.25 (12.7%) (9.2%) (5.7%) (2.2%) 1.3% 4.8% 8.3% 11.8% 15.3%
1-Week Avg. $56.19 (11.0%) (7.5%) (3.9%) (0.3%) 3.2% 6.8% 10.3% 13.9% 17.5%
10-Day Avg. $54.89 (8.9%) (5.3%) (1.6%) 2.0% 5.7% 9.3% 12.9% 16.6% 20.2%
4-Week Avg. $50.23 (0.5%) 3.5% 7.5% 11.5% 15.5% 19.5% 23.4% 27.4% 31.4%
Implied Multiples
Price / Tang. Book $31.50 1.6x 1.7x 1.7x 1.8x 1.8x 1.9x 2.0x 2.0x 2.1x
Price / Book $34.11 1.5x 1.5x 1.6x 1.6x 1.7x 1.8x 1.8x 1.9x 1.9x
2008E P/E $3.84 13.0x 13.5x 14.1x 14.6x 15.1x 15.6x 16.1x 16.7x 17.2x
2009E P/E $4.46 11.2x 11.7x 12.1x 12.6x 13.0x 13.5x 13.9x 14.3x 14.8x
Implied Premiums and Multiples
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